Exhibit 99.1

Onvia Contacts:

Cameron Way

Chief Financial Officer

Tel 206-373-9034

cway@onvia.com

Onvia Reports Third Quarter 2011 Results

Third Quarter Revenue Down 16% year over year to $5.6 Million; Improved Quarterly Net Income and Adjusted EBITDA

SEATTLE, WA — November 9, 2011 — Onvia, Inc. (NASDAQ: ONVI), a leading provider of comprehensive government-business market intelligence, reported financial results for the third quarter ended September 30, 2011.

Q3 2011 Highlights

•	Revenue down 16% to $5.6 million vs. Q3 2010

•	Gross margin at 84% in Q3 2011 vs. 86% in Q3 2010

•	Adjusted EBITDA increased to $1,010,000 vs. $785,000 in Q3 2010

•	Net income of $248,000 in Q3 2011 vs. $109,000 in Q3 2010

•	Annual Contract Value per Client up 19% vs. Q3 2010

Q3 2011 Operational Performance Summary

	Q3 11	Q2 11	Change %	Q3 10	Change %
Annual Contract Value (ACV) (in millions)	$19.0	$19.9	-5%	$23.0	-17%
Content Licenses (in millions)	2.2	2.1	5%	2.1	5%

Total Contract Value (in millions)	$21.2	$22.0	-4%	$25.1	-16%
Total Clients	4,700	5,100	-8%	6,800	-31%
Annual Contract Value per Client (ACVC)	$4,027	$3,885	4%	$3,383	19%
Quarterly Contract Value per Client (QCVC)	$4,371	$4,109	6%	$4,030	8%

Third Quarter 2011 Results

In the third quarter of 2011, net income improved to $248,000 or $0.03 per diluted share, compared to net income of $109,000 or $0.01 per diluted share in the third quarter of 2010.

Adjusted EBITDA (Earnings before Interest, Taxes, Depreciation and Amortization, including non-cash stock-based compensation) for the quarter improved to $1,010,000, compared to $785,000 in the same year-ago period.

Revenue for the third quarter of 2011 decreased 4% to $5.6 million from $5.8 million in the previous quarter and decreased 16% from $6.7 million in the same year-ago period. Consistent with our previously communicated turnaround plan, Onvia is focused on a small, targeted market of prospects which are committed long-term to the public sector. Under the previous transactional business model, our target market was extremely broad, and we acquired a large number of non-strategic clients which were not adequately profitable. We no longer invest in acquiring non-strategic clients, and our client base has declined as expected as we transition to our more profitable target market. Our declining year over year revenue is directly attributable to this planned decline in non-strategic clients.

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At the end of the third quarter, Onvia’s total client base decreased 31% to 4,700 clients compared to 6,800 clients in the same year-ago period. Nearly 70% of our non-renewals over the last year were non-strategic clients under our new targeted account definition.

ACV represents the aggregate annual revenue value of Onvia’s subscription contracts. ACV decreased 5% to $19.0 million from $19.9 million in the previous quarter, and 17% from $23.0 million in the same year-ago quarter. ACV is expected to stabilize when first year client retention improves and new client acquisitions begin to scale in the first quarter of 2012. Correspondingly, we expect revenues to continue to decline compared to 2010 results, but at a decelerating rate beginning in the fourth quarter of 2011. Sequential quarterly revenues should begin to stabilize in early 2012. For more information about ACV, see “About Annual Contract Value (ACV) and Quarterly Contract Value per Client (QCVC),” below.

Operating expenses in the third quarter decreased by 20% to $4.5 million compared to the same year-ago quarter. Sales and marketing expenses decreased by 23% as a result of our focus on a smaller, highly targeted market and lower than planned variable costs. General and administrative expenses decreased by 28% compared to the same year-ago period as a result of our initiative to reduce expenses. In addition, we incurred executive search fees of $150,000 in the third quarter of 2010.

Cash, cash equivalents and investments totaled $11.3 million at September 30, 2011, compared to $11.0 million at June 30, 2011 and $10.9 million at December 31, 2010.

Management Commentary

“The turnaround plan that we began to develop a year ago consists of five key initiatives,” stated Hank Riner, Onvia’s Chief Executive Officer. “These customer driven initiatives are expected to drive higher adjusted EBITDA and profitability.”

Mr. Riner continued, “The first initiative is to reduce costs. Year to date expenses, excluding non-recurring items, have decreased by 18% compared to last year as a result of our initiative to reduce expenses companywide and lower than planned variable costs. Even though we expect our sales and marketing expenses to increase in the fourth quarter, we believe our FY2011 adjusted EBITDA target of $3.6M is achievable.

“Second, we continue to transform our Small and Medium Business or “SMB” sales organization from a transactional team into a consultative sales force focused on a very targeted market. The success of this strategy will be measured each quarter by the contract value of each new customer we acquire from the “targeted accounts” universe. In the third quarter of 2011, the ACVC of new SMB clients was $7,163, consistent with the second quarter of 2011 and an increase of 49% from $4,802 in the third quarter of 2010. In July, we realigned our SMB sales management to separate SMB acquisition responsibilities from SMB retention which created some disruption early in the quarter. Excluding soft July results, our August and September bookings quarterly run rate grew 21% over second quarter results.

“Our third initiative is to expand the distribution of Onvia content through channel sales programs and partnerships. During the quarter we closed three new partnership deals and year to date we added six new partners. We expect contract value on these contracts to build slowly over a six to twelve month period. As of the end of the third quarter of 2011, total content license contract value increased to $2.2 million up from $2.1 million in the previous quarter. We will continue to measure the success of this initiative by our ability to increase contract value and to sign up new strategic partnerships this year.

“Our fourth priority is to develop and execute an enterprise sales and marketing program. This program is directed to the largest companies that offer the most business potential for Onvia. Our new team of business development professionals should be productive by the end of 2011. Once the team has matured and we have a reasonable basis for measurement, we intend to design success metrics for this initiative and report on our results each quarter. The successful execution of this initiative is critical to achieving our sales and financial objectives in the future.

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“Finally, our fifth initiative is to institute a market-driven product development process and expand the applications available to customers through our database,” Mr. Riner concluded. “Today we are building the foundation to deliver more strategic applications in the future, such as competitive analysis, market sizing and pricing analysis, by expanding our content and enhancing our platform. In the third quarter, we initiated coverage on nearly 800 new agencies, which includes awards, plan holders lists, advance notices, and the related purchasing documentation. On the product side, our next release is slated for early 2012 and is focused on improving and enhancing the client experience through an improved user interface intended to help clients unlock greater value from our database.”

Conference Call

Onvia will hold a conference call later today (November 9, 2011) to discuss our third quarter results. CEO Hank Riner and CFO Cameron Way will host the call starting at 4:30 p.m. Eastern time. A question and answer session will follow management's presentation.

To participate in the call, dial the appropriate number 5-10 minutes prior to the start time, request the Onvia conference call and provide the conference ID:

Date: Wednesday, November 9, 2011

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

Dial-In Number: 1-800-895-0198

International: 1-785-424-1053

Conference ID#: ONVIA

The conference call will be broadcast simultaneously and available for replay via the investor section of Onvia's website at www.onvia.com. If you have any difficulty connecting with the conference call, please contact Cameron Way at 206-373-9034.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day and until December 9, 2011:

Toll-free replay number: 1-877-870-5176

International replay number: 1-858-384-5517

Replay pass-code: 11636

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Use of Non-GAAP Financial Information

Adjusted EBITDA is not a financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”) and should not be considered as an alternative to net income, operating income or any other financial measures so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of the company’s liquidity. Onvia defines Adjusted EBITDA as net income / (loss) before interest expense and other non-cash financing costs; taxes; depreciation; amortization; and non-cash stock-based compensation. Other companies (including Onvia’s competitors) may define Adjusted EBITDA differently. Onvia presents Adjusted EBITDA because it believes Adjusted EBITDA to be an important supplemental measure of performance that is commonly used by securities analysts, investors and other interested parties in the evaluation of companies in similar industries and size. Management also uses this information internally for forecasting and budgeting. It may not be indicative of the historical operating results of Onvia nor is it intended to be predictive of potential future results. Investors should not consider Adjusted EBITDA in isolation or as a substitute for analysis of results as reported under GAAP. See “Reconciliation of GAAP Net Income / (Loss) to Adjusted EBITDA” below for further information on this non-GAAP measure and for a reconciliation of GAAP Net Income / (Loss) to Adjusted EBITDA for the periods indicated.

Onvia, Inc.

Reconciliation of GAAP Net Income / (Loss) to Adjusted EBITDA

(in thousands)

(unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2011	June 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
GAAP net income / (loss)	$248	$235	$109	$876	$(956)

Reconciling items from GAAP to adjusted EBITDA
Interest and other income, net	(8)	(9)	(10)	(28)	(81)
Depreciation and amortization	680	613	608	1,932	2,072
Amortization of stock-based compensation	90	82	78	235	112

Adjusted EBITDA	$1,010	$921	$785	$3,015	$1,147

About Annual Contract Value (ACV) and Quarterly Contract Value per Client (QCVC)

Onvia also supplements its financial statements in this release and in its annual report on Form 10-K and quarterly reports on Form 10-Q with a calculation of Annual Contract Value (ACV), which represents the annualized aggregate revenue value of all subscription contracts as of the end of the quarter. ACV is driven by Annual Contract Value per Client (ACVC) and the number of clients. Most of Onvia’s revenues are generated from subscription contracts, which are typically prepaid and have a minimum term of one year, with revenues recognized ratably over the term of the subscription. Onvia also receives revenues from multi-year content distribution partnerships, stand-alone management reports, document download services, and list rental services, which are not included in the calculation of ACV. ACV is not a financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”) and should not be considered as an alternative to revenue or any other financial measures so calculated. Management uses this information as a basis for planning and forecasting core business activity for future periods and believes it is useful in understanding the results of its operations. Quarterly Contract Value per Client (QCVC) is similar to ACVC, but represents the average annual contract value of all new and renewing client transactions signed during the quarter only.

Forward-Looking Statements

This release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, including statements regarding future Adjusted EBITDA, profitability, ACV and revenue and client growth. Forward-looking statements can be identified by words such as “believe,” “intend,” “plan,” “expect,” “should”, “indicate” and similar references to future periods. These statements are based on management's current expectations and beliefs and, because such statements relate to the future, are subject to risks and uncertainties that are difficult to predict. Onvia’s actual results may differ materially from those contemplated by the forward-looking statements in this release and we caution you against unduly relying on any of these forward-looking statements.

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The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: Onvia's “targeted accounts” strategy may fail to increase contract value of new customers; identifying partners to distribute Onvia’s content may be slower than expected; client adoption of Onvia’s enterprise solutions may be slower than expected; Onvia’s market driven product development process may fail to improve sales penetration and client retention rates; and Onvia's technology may fail to handle the increased demands on its infrastructure caused by increasing network traffic and the volume of aggregated data. Additional information on factors that may impact these forward-looking statements can be found in the “Business,” "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" sections, as applicable, in Onvia’s Annual Report on Form 10-K for the year December 31, 2010 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2011.

Any forward-looking statement made by Onvia in this presentation is as of the date indicated. Factors or events that could cause Onvia’s actual results to differ may emerge from time to time, and it is not possible for Onvia to predict all of them. Onvia assumes no obligation to update any forward-looking statements contained in this presentation as a result of new information or future events or developments, except as may be required by law.

About Onvia, Inc.

For more than 12 years Onvia (NASDAQ: ONVI) has been delivering the research, analytics and tools companies rely on to succeed in the $5.5 trillion government market. Onvia tracks, analyzes and reports the spending of tens of thousands of federal, state and local government agencies, giving companies a single source for conducting open, intelligent and efficient business with government. Along with providing an exclusive suite of integrated business tools for a wide variety of industries, Onvia offers DemandStar, the automated system that streamlines agency procurement processes. For information about Onvia visit www.onvia.com.

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ONVIA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2011	December 31, 2010
	(Unaudited)
	(In thousands, except share data)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$2,862	$7,522
Short-term investments, available-for-sale	7,548	3,362
Accounts receivable, net of allowance for doubtful accounts of $36 and $73	1,075	1,750
Prepaid expenses and other current assets, current portion	557	594
Security deposits, current portion	45	135

Total current assets	12,087	13,363

LONG TERM ASSETS:
Property and equipment, net of accumulated depreciation	1,381	1,419
Internal use software, net of accumulated amortization	6,315	6,587
Reimbursable tenant improvements	—	147
Long-term investments	850	—
Prepaid expenses and other assets, net of current portion	3	3
Security deposits, net of current portion	90	135

Total long term assets	8,639	8,291

TOTAL ASSETS	$20,726	$21,654

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$593	$1,172
Accrued expenses	803	992
Idle lease accrual, current portion	73	—
Unearned revenue, current portion	8,266	9,782
Deferred rent, current portion	140	115

Total current liabilities	9,875	12,061

LONG TERM LIABILITIES:
Idle lease accrual, net of current portion	71	—
Unearned revenue, net of current portion	270	228
Deferred rent, net of current portion	605	716

Total long term liabilities	946	944

TOTAL LIABILITIES	10,821	13,005

STOCKHOLDERS’ EQUITY:
Preferred stock; $.0001 par value: 2,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock; $.0001 par value: 11,000,000 shares authorized; 8,490,088 and 8,430,605 shares issued; and 8,490,062 and 8,430,579 shares outstanding	1	1
Treasury stock, at cost: 26 and 26 shares	—	—
Additional paid in capital	352,676	352,298
Accumulated other comprehensive loss	—	(1)
Accumulated deficit	(342,772)	(343,649)

Total stockholders’ equity	9,905	8,649

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$20,726	$21,654

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Onvia, Inc.

Condensed Consolidated Statements of Operations

Three and Nine Months Ended September 30, 2011 and September 30, 2010

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
	(Unaudited)		(Unaudited)
	(In thousands, except per share data)		(In thousands, except per share data)
Revenue
Subscription	$4,821	$5,710	$15,175	$17,616
Content license	558	633	1,669	1,959
Management information reports	142	272	463	699
Other	109	90	312	259

Total revenue	5,630	6,705	17,619	20,533
Cost of revenue	889	972	2,685	3,126

Gross margin	4,741	5,733	14,934	17,407

Operating expenses:
Sales and marketing	2,600	3,394	7,892	10,860
Technology and development	989	968	3,028	2,753
General and administrative	912	1,272	3,166	4,831

Total operating expenses	4,501	5,634	14,086	18,444

Income / (loss) from operations	240	99	848	(1,037)
Interest and other income, net	8	10	28	81

Net income / (loss)	$248	$109	$876	$(956)

Unrealized gain on available-for-sale securities	—	(3)	1	4

Comprehensive income / (loss)	$248	$106	$877	$(952)

Basic net income / (loss) per common share	$0.03	$0.01	$0.10	$(0.11)

Diluted net income / (loss) per common share	$0.03	$0.01	$0.10	$(0.11)

Basic weighted average shares outstanding	8,477	8,425	8,460	8,362

Diluted weighted average shares outstanding	8,541	8,465	8,555	8,362

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Onvia, Inc.

Condensed Consolidated Statements of Cash Flows

Nine Months Ended September 30, 2011 and September 30, 2010

	Nine Months Ended September 30,
	2011	2010
	(Unaudited)
	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income / (loss)	$876	$(956)
Adjustments to reconcile net income / (loss) to net cash provided by operating activities:
Depreciation and amortization	1,932	2,072
Loss on abandonment of assets	—	967
Idle lease accrual	144	—
Stock-based compensation	235	112
Change in operating assets and liabilities:
Accounts receivable	675	445
Prepaid expenses and other assets	37	174
Accounts payable	(580)	(179)
Accrued expenses	(189)	(160)
Unearned revenue	(1,474)	(1,235)
Deferred rent	(85)	(65)

Net cash provided by operating activities	1,571	1,175

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property and equipment	(452)	(767)
Additions to internal use software	(1,020)	(2,719)
Purchases of investments	(10,534)	(5,947)
Sales of investments	1,350	2,292
Maturities of investments	4,148	10,203
Return of security deposits	135	135

Net cash (used in) / provided by investing activities	(6,373)	3,197

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on capital lease obligations	—	(6)
Proceeds from exercise of stock options	142	47
Repurchase of common stock for minimum tax obligations on options exercise	—	(427)

Net cash provided by / (used in) financing activities	142	(386)

Net (decrease) / increase in cash and cash equivalents	(4,660)	3,986
Cash and cash equivalents, beginning of period	7,522	1,647

Cash and cash equivalents, end of period	$2,862	$5,633

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